Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-245-8717 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS THIRD QUARTER 2020 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.51 per share and Adjusted (non-GAAP) Operating Earnings of $1.04 per share for the third quarter of 2020
•Raising our guidance range for full year 2020 Adjusted (non-GAAP) Operating Earnings from $2.80 - $3.10 per share to $3.00 - $3.20 per share
•Strong utility reliability and customer operations performance - every utility achieved top quartile in outage frequency & duration, customer satisfaction, abandon rate, and gas odor response
•Generation’s nuclear fleet ran with a capacity factor of 96.0%
•Pepco filed the second multi-year plan in Maryland; filing proposes flat distribution rates for the first two years
•Conducting a strategic review of our corporate structure to determine how best to create value and position our businesses for success
CHICAGO (Nov. 3, 2020) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the third quarter of 2020.
“Our financial results exceeded expectations, and our utility and generation operational performance remained strong despite the challenges of the pandemic, record heat and extreme storms, including tropical storm Isaias on the East Coast and a hurricane-scale derecho that spawned 13 tornadoes across our ComEd territory in the Midwest,” said Christopher M. Crane, president and CEO of Exelon. “We also confronted difficult strategic decisions on specific generation assets during the quarter, including our plans to prematurely retire our Byron and Dresden nuclear stations in Illinois in 2021 due to broken energy policies that don’t fairly value clean energy resources. In addition, our gas-fired Mystic plant in Boston will retire in 2024 when its cost of service agreement expires. We expect to finish the year strong as we maintain our focus on safe, reliable operations, reducing costs, supporting clean energy policies and positioning the company for the future.”

“Excellent operational performance and our success in managing costs during the pandemic continues to drive strong financial performance, resulting in adjusted (non-GAAP) third-quarter earnings of $1.04 per share, which exceeded our guidance of $0.80 to $0.90 per share,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “So far this year, we have invested $4.5 billion at our utilities to improve
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infrastructure and further increase grid reliability for customers, with more on the way as we move forward with new proposed capital projects across our service territories over the next several years. We are raising our year-end earnings guidance to $3.00 to $3.20 per share from $2.80 to $3.10 per share.”
Third Quarter 2020
Exelon's GAAP Net Income for the third quarter of 2020 decreased to $0.51 per share from $0.79 per share in the third quarter of 2019. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2020 increased to $1.04 per share from $0.92 per share in the third quarter of 2019. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2020 primarily reflect:
•Higher utility earnings primarily due to regulatory rate increases at BGE and PHI and favorable weather conditions at PECO, partially offset by storm costs related to the August 2020 storm at PECO, net of tax repairs, and at PHI; and
•Higher Generation earnings primarily due to higher capacity revenues and lower operating and maintenance expense, partially offset by a reduction in load due to COVID-19.
Operating Company Results1
ComEd
ComEd's third quarter of 2020 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the third quarter of 2019. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s third quarter of 2020 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the third quarter of 2019, primarily due to favorable weather conditions, offset by higher storm costs due to the August 2020 storm net of tax repairs.
BGE
BGE’s third quarter of 2020 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the third quarter of 2019, primarily due to regulatory rate increases, offset by an increase in various expenses. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s third quarter of 2020 GAAP Net Income increased to $216 million from $189 million in the third quarter of 2019. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2020 increased to $220 million from $209 million in the third quarter of 2019, primarily due to regulatory rate increases, partially offset by storm costs related to the August 2020 storm. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
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1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.
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Generation
Generation's third quarter of 2020 GAAP Net Income decreased to $49 million from $257 million in the third quarter of 2019. Generation’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2020 increased to $456 million from $352 million in the third quarter of 2019, primarily due to higher capacity revenues and lower operating and maintenance expense, partially offset by a reduction in load due to COVID-19.
As of Sept. 30, 2020, the percentage of expected generation hedged is 97%-100% and 87%-90% for 2020 and 2021, respectively.
Recent Developments and Third Quarter Highlights
•COVID-19: Exelon continues to monitor developments related to the global outbreak (pandemic) of the 2019 novel coronavirus (COVID-19) pandemic and has taken proactive measures to protect the health and safety of employees, contractors, and customers. As a provider of critical resources, Exelon has robust plans and contingencies in place to ensure business and operational continuity across a wide range of potentially disruptive events, including extensive preparedness for major public health crises. Exelon and its operating companies are working in close coordination with designated state and local emergency preparedness and health officials, and at the federal level through the Electric Subsector Coordinating Council. All Exelon employees have access to up-to-date information and resources and are following Centers for Disease Control guidelines to ensure safety. In addition, Exelon utilities have established incident command centers to address emergent customer and employee needs in real time.
The estimated impact to Generation’s Net income as a result of COVID-19 is approximately $45 million and $140 million for the three and nine months ended Sept. 30, 2020, respectively, and primarily reflects the impact of reduction in load, incremental credit loss expense and direct costs related to COVID-19.
The estimated impact to the Utility Registrants’ Net income as a result of COVID-19 is approximately $65 million for the nine months ended Sept. 30, 2020, and primarily reflects the impact of reduction in load for the Utility Registrants and direct costs related to COVID-19 primarily for PECO. The estimated net impact to the Utility Registrants’ Net income for the three months ended Sept. 30, 2020, is approximately $15 million and primarily reflects the impact of reduction in load offset by the reversal of incremental credit loss expense and direct costs related to COVID-19 recorded in the second quarter of 2020, which were recorded as regulatory assets in the third quarter of 2020.
At Generation and PECO, direct costs related to COVID-19 are excluded from Adjusted (non-GAAP) Operating Earnings.
Generation also expects a reduction in operating revenues in the fourth quarter of 2020 primarily due to expected reduction in electric load.
Exelon identified and is pursuing approximately $250 million in cost savings across its operating companies to offset the expected unfavorable impacts on operating revenues. The cost savings for the year are expected to be higher than originally anticipated.
•Early Retirement of Generation Facilities: In August 2020, Exelon Generation announced that it intends to retire the Byron Generating Station (Byron) in September 2021, Dresden Generating Station (Dresden) in November 2021, and Mystic Units 8 & 9 (Mystic) at the expiration of the cost
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of service commitment in May 2024. As a result, in the third quarter of 2020, Exelon and Generation recognized a $500 million impairment of the New England asset group and one-time non-cash charges for Byron, Dresden, and Mystic of $260 million related to materials and supplies inventory reserve adjustments, employee-related costs, and construction work-in-progress impairments, among other items. In addition, there will be ongoing annual financial impacts stemming from shortening the expected economic useful lives of these facilities, primarily related to accelerated depreciation of plant assets (including any Asset Retirement Costs (ARC)) and accelerated amortization of nuclear fuel. Exelon’s and Generation’s third quarter 2020 results include an incremental $180 million of pre-tax expense for these items. These charges are excluded from Adjusted (non-GAAP) Operating Earnings.
•PECO Pennsylvania Natural Gas Distribution Rate Case: On Sept. 30, 2020, PECO filed an application with the Pennsylvania Public Utility Commission (PAPUC) to increase its annual natural gas distribution rates by $69 million, reflecting an ROE of 10.95%. PECO currently expects a decision in the second quarter of 2021 but cannot predict if the PAPUC will approve the application as filed.
•Pepco Maryland Electric Rate Case: On Oct. 26, 2020, Pepco filed an application for a three-year cumulative multi-year plan for April 1, 2021, through March 31, 2024, with the Maryland Public Service Commission (MDPSC) to increase its electric distribution rates by $56 million effective April 1, 2023, and $54 million effective April 1, 2024, to recover capital investments made in 2019 and planned capital investments from 2020 to March 31, 2024, reflecting an ROE of 10.2%. Pepco currently expects a decision in the second quarter of 2021 but cannot predict if the MDPSC will approve the application as filed.
•Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 44,884 gigawatt-hours (GWhs) in the third quarter of 2020, compared with 46,215 GWhs in the third quarter of 2019. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.0% capacity factor for the third quarter of 2020, compared with 95.5% for the third quarter of 2019. The number of planned refueling outage days in the third quarter of 2020 totaled 17, compared with 15 in the third quarter of 2019. There were 4 non-refueling outage days in the third quarter of 2020 and 15 in the third quarter of 2019.
•Fossil and Renewables Operations: The Dispatch Match rate for Generation’s fossil and hydro fleet was 98.9% in the third quarter of 2020, compared with 97.5% in the third quarter of 2019. Energy Capture for the wind and solar fleet was 91.9% in the third quarter of 2020, compared with 96.5% in the third quarter of 2019. The lower performance in the quarter was attributed to turbines in outage awaiting parts to perform repairs.
•Financing Activities: On Sept. 23, 2020, Pepco issued $150 million of its First Mortgage Bonds, 3.28% Series due Sept. 23, 2050. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.
•Review of Corporate Structure: Exelon is currently conducting a strategic review of its corporate structure to determine how to best create value and position its businesses for success. As part of the review, Exelon is considering separating Exelon Generation from Exelon Utilities. As Exelon continues this review, it is focused on creating value and taking into account the interests of all stakeholders – investors, employees, customers and the communities it serves. There can be no assurance that the strategic review will result in any particular action, nor can there be any assurance regarding the timing of any action. Exelon will provide an update on its progress on its next earnings call. Exelon has retained advisors to assist with the review process.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income (Loss)	$0.51	$501	$196	$138	$53	$216	$49
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $62 and $64, respectively)	(0.19)	(183)	—	—	—	—	(192)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $161)	(0.18)	(172)	—	—	—	—	(172)
Asset Impairments (net of taxes of $126)	0.38	375	—	—	—	—	375
Plant Retirements and Divestitures (net of taxes of $111)	0.34	329	—	—	—	—	329
Cost Management Program (net of taxes of $5, $0, $0, $1 and $4, respectively)	0.02	15	—	1	1	1	12
Change in Environmental Liabilities (net of taxes of $6)	0.02	17	—	—	—	—	17
COVID-19 Direct Costs (net of taxes of $3, $1, $0, and $2, respectively)	0.01	10	—	2	—	1	7
Asset Retirement Obligation (net of taxes of $1)	—	3	—	—	—	3	—
Acquisition Related Costs (net of taxes of $1)	—	2	—	—	—	—	2
Income Tax-Related Adjustments (entire amount represents tax expense)	0.06	62	—	—	—	(1)	(28)
Noncontrolling Interests (net of taxes of $12)	0.06	57	—	—	—	—	57
2020 Adjusted (non-GAAP) Operating Earnings	$1.04	$1,017	$197	$141	$54	$220	$456
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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$0.79	$772	$200	$140	$55	$189	$257
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $2 and $4, respectively)	—	(2)	—	—	—	—	(10)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $34)	(0.04)	(39)	—	—	—	—	(39)
Asset Impairments (net of taxes of $53)	0.12	113	—	—	—	—	113
Plant Retirements and Divestitures (net of taxes of $40)	0.12	119	—	—	—	—	119
Cost Management Program (net of taxes of $3, $0, $0, $0 and $3, respectively)	0.01	14	—	1	1	2	10
Asset Retirement Obligation (net of taxes of $9)	(0.09)	(84)	—	—	—	—	(84)
Change in Environmental Liabilities (net of taxes of $5, $5 and $0, respectively)	0.02	18	—	—	—	17	1
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	13	—	—	—	1	9
Noncontrolling Interests (net of taxes of $3)	(0.02)	(24)	—	—	—	—	(24)
2019 Adjusted (non-GAAP) Operating Earnings	$0.92	$900	$200	$141	$56	$209	$352
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 48.3% and 47.1% for the three months ended Sept. 30, 2020 and 2019, respectively.

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Webcast Information
Exelon will discuss third quarter 2020 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia, and Canada and had 2019 revenue of $34 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey, and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO, and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector, and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Nov. 3, 2020.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including among others those related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of various governments and regulatory bodies, our customers, and the company, on our business, financial condition, and results of operations; any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions, and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that
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reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2019 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Third Quarter 2020 Quarterly Report on Form 10-Q (to be filed on Nov. 3, 2020) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Three Months Ended September 30, 2020
Operating revenues	$1,643	$813	$731	$1,368	$4,659	$(361)	$8,853
Operating expenses
Purchased power and fuel	606	269	250	506	2,314	(331)	3,614
Operating and maintenance	321	251	191	275	1,737	(43)	2,732
Depreciation and amortization	294	85	133	200	558	19	1,289
Taxes other than income taxes	81	53	68	121	118	11	452
Total operating expenses	1,302	658	642	1,102	4,727	(344)	8,087
Gain on sales of assets and businesses	—	—	—	—	—	3	3
Operating income (loss)	341	155	89	266	(68)	(14)	769
Other income and (deductions)
Interest expense, net	(95)	(39)	(34)	(67)	(80)	(89)	(404)
Other, net	10	6	6	16	367	16	421
Total other income and (deductions)	(85)	(33)	(28)	(51)	287	(73)	17
Income (loss) before income taxes	256	122	61	215	219	(87)	786
Income taxes	60	(16)	8	(1)	100	65	216
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(2)	1	(1)
Net income (loss)	196	138	53	216	117	(151)	569
Net income attributable to noncontrolling interests	—	—	—	—	68	—	68
Net income (loss) attributable to common shareholders	$196	$138	$53	$216	$49	$(151)	$501

Three Months Ended September 30, 2019
Operating revenues	$1,583	$778	$703	$1,380	$4,774	$(289)	$8,929
Operating expenses
Purchased power and fuel	577	246	235	519	2,651	(276)	3,952
Operating and maintenance	340	219	196	290	1,087	(60)	2,072
Depreciation and amortization	259	83	116	193	407	25	1,083
Taxes other than income taxes	80	47	65	122	129	9	452
Total operating expenses	1,256	595	612	1,124	4,274	(302)	7,559
Gain (loss) on sales of assets and businesses	1	—	—	—	(18)	—	(17)
Operating income	328	183	91	256	482	13	1,353
Other income and (deductions)
Interest expense, net	(91)	(33)	(31)	(66)	(109)	(79)	(409)
Other, net	8	4	7	13	128	(2)	158
Total other income and (deductions)	(83)	(29)	(24)	(53)	19	(81)	(251)
Income (loss) before income taxes	245	154	67	203	501	(68)	1,102
Income taxes	45	14	12	14	87	—	172
Equity in losses of unconsolidated affiliates	—	—	—	—	(170)	—	(170)
Net income (loss)	200	140	55	189	244	(68)	760
Net (loss) income attributable to noncontrolling interests	—	—	—	—	(13)	1	(12)
Net income (loss) attributable to common shareholders	$200	$140	$55	$189	$257	$(69)	$772

Change in Net income from 2019 to 2020	$(4)	$(2)	$(2)	$27	$(208)	$(82)	$(271)
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Nine Months Ended September 30, 2020
Operating revenues	$4,499	$2,306	$2,284	$3,554	$13,272	$(990)	$24,925
Operating expenses
Purchased power and fuel	1,557	768	731	1,316	6,961	(927)	10,406
Operating and maintenance	1,173	742	567	813	4,188	(113)	7,370
Depreciation and amortization	841	259	405	585	1,161	61	3,312
Taxes other than income taxes	227	131	200	343	364	34	1,299
Total operating expenses	3,798	1,900	1,903	3,057	12,674	(945)	22,387
Gain (loss) on sales of assets and businesses	—	—	—	2	12	2	16
Operating income	701	406	381	499	610	(43)	2,554
Other income and (deductions)
Interest expense, net	(287)	(108)	(99)	(201)	(277)	(269)	(1,241)
Other, net	32	12	17	42	199	50	352
Total other income and (deductions)	(255)	(96)	(82)	(159)	(78)	(219)	(889)
Income (loss) before income taxes	446	310	299	340	532	(262)	1,665
Income taxes	142	(7)	26	(77)	41	16	141
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(6)	—	(5)
Net income (loss)	304	317	273	418	485	(278)	1,519
Net loss attributable to noncontrolling interests	—	—	—	—	(85)	—	(85)
Net income (loss) attributable to common shareholders	$304	$317	$273	$418	$570	$(278)	$1,604

Nine Months Ended September 30, 2019
Operating revenues	$4,342	$2,333	$2,327	$3,700	$14,280	$(886)	$26,096
Operating expenses
Purchased power and fuel	1,469	767	804	1,391	8,148	(848)	11,731
Operating and maintenance	967	643	569	811	3,570	(141)	6,419
Depreciation and amortization	767	247	368	562	1,221	72	3,237
Taxes other than income taxes	228	126	195	342	394	31	1,316
Total operating expenses	3,431	1,783	1,936	3,106	13,333	(886)	22,703
Gain on sales of assets and businesses	4	—	—	—	15	—	19
Operating income	915	550	391	594	962	—	3,412
Other income and (deductions)
Interest expense, net	(268)	(100)	(89)	(197)	(336)	(231)	(1,221)
Other, net	27	11	18	39	729	13	837
Total other income and (deductions)	(241)	(89)	(71)	(158)	393	(218)	(384)
Income (loss) before income taxes	674	461	320	436	1,355	(218)	3,028
Income taxes	130	51	59	25	388	(27)	626
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(183)	—	(182)
Net income (loss)	544	410	261	412	784	(191)	2,220
Net income attributable to noncontrolling interests	—	—	—	—	56	—	56
Net income (loss) attributable to common shareholders	$544	$410	$261	$412	$728	$(191)	$2,164

Change in Net income from 2019 to 2020	$(240)	$(93)	$12	$6	$(158)	$(87)	$(560)
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,858	$587
Restricted cash and cash equivalents	485	358
Accounts receivable
Customer accounts receivable	3,150	4,835
Customer allowance for credit losses	(358)	(243)
Customer accounts receivable, net	2,792	4,592
Other accounts receivable	1,576	1,631
Other allowance for credit losses	(75)	(48)
Other accounts receivable, net	1,501	1,583
Mark-to-market derivative assets	472	679
Unamortized energy contract assets	41	47
Inventories, net
Fossil fuel and emission allowances	311	312
Materials and supplies	1,405	1,456
Regulatory assets	1,170	1,170
Other	2,277	1,253
Total current assets	12,312	12,037
Property, plant, and equipment, net	82,561	80,233
Deferred debits and other assets
Regulatory assets	8,485	8,335
Nuclear decommissioning trust funds	13,432	13,190
Investments	444	464
Goodwill	6,677	6,677
Mark-to-market derivative assets	383	508
Unamortized energy contract assets	308	336
Other	3,165	3,197
Total deferred debits and other assets	32,894	32,707
Total assets	$127,767	$124,977

	September 30, 2020	December 31, 2019
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,181	$1,370
Long-term debt due within one year	2,077	4,710
Accounts payable	3,182	3,560
Accrued expenses	1,879	1,981
Payables to affiliates	5	5
Regulatory liabilities	575	406
Mark-to-market derivative liabilities	177	247
Unamortized energy contract liabilities	107	132
Renewable energy credit obligation	604	443
Other	1,475	1,331
Total current liabilities	11,262	14,185
Long-term debt	35,512	31,329
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,058	12,351
Asset retirement obligations	11,989	10,846
Pension obligations	3,648	4,247
Non-pension postretirement benefit obligations	2,128	2,076
Spent nuclear fuel obligation	1,207	1,199
Regulatory liabilities	9,495	9,986
Mark-to-market derivative liabilities	396	393
Unamortized energy contract liabilities	266	338
Other	3,313	3,064
Total deferred credits and other liabilities	45,500	44,500
Total liabilities	92,664	90,404
Commitments and contingencies
Shareholders’ equity
Common stock	19,362	19,274
Treasury stock, at cost	(123)	(123)
Retained earnings	16,749	16,267
Accumulated other comprehensive loss, net	(3,104)	(3,194)
Total shareholders’ equity	32,884	32,224
Noncontrolling interests	2,219	2,349
Total equity	35,103	34,573
Total liabilities and shareholders’ equity	$127,767	$124,977

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$1,519	$2,220
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	4,419	4,393
Asset impairments	567	174
Gain on sales of assets and businesses	(16)	(15)
Deferred income taxes and amortization of investment tax credits	164	412
Net fair value changes related to derivatives	(448)	96
Net realized and unrealized gains on NDT funds	(59)	(467)
Other non-cash operating activities	988	460
Changes in assets and liabilities:
Accounts receivable	1,195	445
Inventories	(67)	(94)
Accounts payable and accrued expenses	(519)	(671)
Option premiums (paid) received, net	(131)	13
Collateral received (posted), net	644	(254)
Income taxes	(31)	143
Pension and non-pension postretirement benefit contributions	(580)	(377)
Other assets and liabilities	(3,423)	(1,079)
Net cash flows provided by operating activities	4,222	5,399
Cash flows from investing activities
Capital expenditures	(5,606)	(5,259)
Proceeds from NDT fund sales	3,370	8,443
Investment in NDT funds	(3,438)	(8,437)
Collection of DPP	2,518	—
Proceeds from sales of assets and businesses	46	17
Other investing activities	(2)	21
Net cash flows used in investing activities	(3,112)	(5,215)
Cash flows from financing activities
Changes in short-term borrowings	(689)	430
Proceeds from short-term borrowings with maturities greater than 90 days	500	—
Repayments on short-term borrowings with maturities greater than 90 days	—	(125)
Issuance of long-term debt	6,756	1,576
Retirement of long-term debt	(5,158)	(644)
Dividends paid on common stock	(1,119)	(1,055)
Proceeds from employee stock plans	62	94
Other financing activities	(104)	(63)
Net cash flows provided by financing activities	248	213
Increase in cash, cash equivalents, and restricted cash	1,358	397
Cash, cash equivalents, and restricted cash at beginning of period	1,122	1,781
Cash, cash equivalents, and restricted cash at end of period	$2,480	$2,178

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended September 30, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$0.79	$200		$140		$55		$189		$257	$(69)	$772
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $4, $2, and $2, respectively)	—	—		—		—		—		(10)	8	(2)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $34) (1)	(0.04)	—		—		—		—		(39)	—	(39)
Asset Impairments (net of taxes of $53) (2)	0.12	—		—		—		—		113	—	113
Plant Retirements and Divestitures (net of taxes of $40) (3)	0.12	—		—		—		—		119	—	119
Cost Management Program (net of taxes of $0, $0, $0, $3, and $3, respectively) (4)	0.01	—		1		1		2		10	—	14
Asset Retirement Obligation (net of taxes of $9) (5)	(0.09)	—		—		—		—		(84)	—	(84)
Change in Environmental Liabilities (net of taxes of $5, $0, and $5, respectively)	0.02	—		—		—		17		1	—	18
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.01	—		—		—		1		9	3	13
Noncontrolling Interest (net of taxes of $3) (7)	(0.02)	—		—		—		—		(24)	—	(24)
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	0.92	200		141		56		209		352	(58)	900

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	0.01	—	(b)	7		—	(b)	(1)	(b)	—	—	6
Load	0.01	—	(b)	5		—	(b)	1	(b)	—	—	6
Other Energy Delivery (10)	0.03	22	(c)	(4)	(c)	9	(c)	—	(c)	—	—	27
Generation, Excluding Mark-to-Market:
Nuclear Volume (11)	(0.03)	—		—		—		—		(26)	—	(26)
Nuclear Fuel Cost (12)	0.01	—		—		—		—		13	—	13
Capacity Revenue (13)	0.03	—		—		—		—		28	—	28
Market and Portfolio Conditions (14)	(0.01)	—		—		—		—		(11)	—	(11)
Operating and Maintenance Expense:
Labor, Contracting and Materials (15)	0.02	(1)		(9)		4		(1)		28	—	21
Planned Nuclear Refueling Outages	—	—		—		—		—		4	—	4
Pension and Non-Pension Postretirement Benefits	0.01	(1)		1		—		4		4	(1)	7
Other Operating and Maintenance (16)	0.02	16		(12)		—		(5)		29	(5)	23
Depreciation and Amortization Expense (17)	(0.03)	(25)		(1)		(12)		(5)		11	5	(27)
Interest Expense, Net	(0.01)	(4)		(5)		(3)		(1)		10	(5)	(8)
Income Taxes (18)	0.05	(11)		20		3		15		12	12	51
Noncontrolling Interests (19)	(0.01)	—		—		—		—		(6)	—	(6)
Other	0.01	1		(2)		(3)		4		8	1	9
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.12	(3)		—		(2)		11		104	7	117

2020 GAAP Net Income (Loss)	0.51	196		138		53		216		49	(151)	501
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $64, $2, and $62, respectively)	(0.19)	—		—		—		—		(192)	9	(183)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $161) (1)	(0.18)	—		—		—		—		(172)	—	(172)
Asset Impairments (net of taxes of $126) (2)	0.38	—		—		—		—		375	—	375
Plant Retirements and Divestitures (net of taxes of $111) (3)	0.34	—		—		—		—		329	—	329
Cost Management Program (net of taxes of $0, $0, $1, $4, and $5, respectively) (4)	0.02	—		1		1		1		12	—	15
Change in Environmental Liabilities (net of taxes of $6)	0.02	—		—		—		—		17	—	17
COVID-19 Direct Costs (net of taxes of $1, $0, $2, and $3, respectively) (8)	0.01	—		2		—		1		7	—	10
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		3		—	—	3
Acquisition Related Costs (net of taxes of $1) (9)	—	—		—		—		—		2	—	2
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.06	—		—		—		(1)		(28)	91	62
Noncontrolling Interest (net of taxes of $12) (7)	0.06	—		—		—		—		57	—	57
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.04	$197		$141		$54		$220		$456	$(51)	$1,017

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 48.3% and 47.1% for the three months ended September 30, 2020 and 2019, respectively.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(2)In 2019, primarily reflects the impairment of equity method investments in certain distributed energy companies. The impact of such impairment net of noncontrolling interest is $0.02. In 2020, primarily reflects an impairment in the New England asset group.
(3)In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites, a charge associated with a remeasurement of the TMI ARO, and the loss on sale of Oyster Creek to Holtec. In 2020, primarily reflects one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(4)Primarily represents reorganization and severance costs related to cost management programs.
(5)In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.
(6)Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(7)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2019, primarily related to the impact of the impairment of equity investments in distributed energy companies, partially offset by the impact of Generation's annual nuclear ARO update and unrealized gains on NDT fund investments for CENG units. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(8)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(9)Reflects costs related to the acquisition of Electricite de France SA's (EDF) interest in CENG.
(10)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues (due to higher rate base and fully recoverable costs partially offset by lower electric distribution ROE due to decreased treasury rates). For BGE and PHI primarily reflects increased revenue as a result of rate increases. For PHI, the rate increases were offset by decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020.
(11)Primarily reflects the permanent cease of generation operations at TMI in September 2019.
(12)Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.
(13)Reflects increased capacity revenues in the Mid-Atlantic, Midwest, and New York, partially offset by decreased revenues in Other Power Regions.
(14)Primarily reflects reduction in load due to COVID-19, partially offset by higher portfolio optimization.
(15)For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI and decreased contracting costs.
(16)For ComEd, primarily reflects decreased storm costs as a result of the August 2020 storm costs being reclassified to a regulatory asset. For PECO and PHI, primarily reflects increased storm costs related to the August 2020 storm. For Generation, primarily reflects decreased travel costs as a result of COVID-19.
(17)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization related to the August 2020 storm regulatory asset. For Generation, reflects a decrease primarily due to the extension of the Peach Bottom license.
(18)For PHI, primarily reflects the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020. For PECO, primarily reflects increased tax repairs primarily attributable to storms. For Generation, primarily reflects an increase in tax credits.
(19)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Nine Months Ended September 30, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$2.22	$544		$410		$261		$412		$728	$(191)	$2,164
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $26, $5, and $31, respectively)	0.10	—		—		—		—		80	17	97
Unrealized Gains Related to NDT Fund Investments (net of taxes of $167) (1)	(0.19)	—		—		—		—		(181)	—	(181)
Asset Impairments (net of taxes of $54) (2)	0.12	—		—		—		—		119	—	119
Plant Retirements and Divestitures (net of taxes of $8, $1, and $9, respectively) (3)	0.12	—		—		—		—		115	(1)	114
Cost Management Program (net of taxes of $1, $1, $1, $7, and $10, respectively) (4)	0.03	—		2		2		4		23	—	31
Litigation Settlement Gain (net of taxes of $7)	(0.02)	—		—		—		—		(19)	—	(19)
Asset Retirement Obligation (net of taxes of $9) (5)	(0.09)	—		—		—		—		(84)	—	(84)
Change in Environmental Liabilities (net of taxes of $5, $0, and $5, respectively)	0.02	—		—		—		17		1	—	18
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.01	—		—		—		1		9	3	13
Noncontrolling Interests (net of taxes of $18) (7)	0.06	—		—		—		—		58	—	58
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	2.39	544		412		263		434		849	(173)	2,329

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	(0.03)	—	(b)	(19)		—	(b)	(7)	(b)	—	—	(26)
Load	(0.01)	—	(b)	(4)		—	(b)	(5)	(b)	—	—	(9)
Other Energy Delivery (11)	0.04	49	(c)	3	(c)	22	(c)	(39)	(c)	—	—	35
Generation, Excluding Mark-to-Market:
Nuclear Volume (12)	(0.12)	—		—		—		—		(117)	—	(117)
Nuclear Fuel Cost (13)	0.05	—		—		—		—		44	—	44
Capacity Revenue (14)	(0.15)	—		—		—		—		(142)	—	(142)
Zero Emission Credit Revenue (15)	0.01	—		—		—		—		11	—	11
Market and Portfolio Conditions (16)	(0.07)	—		—		—		—		(70)	—	(70)
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	0.14	5		(6)		2		(12)		146	—	135
Planned Nuclear Refueling Outages (18)	(0.05)	—		—		—		—		(47)	—	(47)
Pension and Non-Pension Postretirement Benefits	0.02	(4)		1		1		6		11	—	15
Other Operating and Maintenance (19)	0.01	5		(58)		2		(4)		74	(11)	8
Depreciation and Amortization Expense (20)	(0.07)	(53)		(9)		(27)		(17)		31	8	(67)
Interest Expense, Net (21)	(0.01)	(16)		(6)		(8)		(4)		28	(6)	(12)
Income Taxes (22)	0.22	(19)		14		27		73		98	22	215
Noncontrolling Interests (23)	0.07	—		—		—		—		66	—	66
Other (24)	0.04	3		(2)		(3)		4		38	(5)	35
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.07	(30)		(86)		16		(5)		171	8	74

2020 GAAP Net Income (Loss)	1.64	304		317		273		418		570	(278)	1,604
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $117, $5, and $112, respectively)	(0.34)	—		—		—		—		(349)	20	(329)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $31) (1)	0.01	—		—		—		—		8	—	8
Asset Impairments (net of taxes of $4, $130, and $134, respectively) (2)	0.40	11		—		—		—		385	—	396
Plant Retirements and Divestitures (net of taxes of $117) (3)	0.36	—		—		—		—		348	—	348
Cost Management Program (net of taxes of $1, $1, $2, $8, $1, and $11, respectively) (4)	0.03	—		2		2		6		26	(2)	34
Change in Environmental Liabilities (net of taxes of $6)	0.02	—		—		—		—		18	—	18
COVID-19 Direct Costs (net of taxes of $3, $1, $1, $8, and $13, respectively) (8)	0.04	—		7		4		3		23	—	37
Deferred Prosecution Agreement Payments (net of taxes of $0) (9)	0.20	200		—		—		—		—	—	200
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		3		—	—	3
Acquisition Related Costs (net of tax of $1) (10)	—	—		—		—		—		2	—	2
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.07	—		—		—		(1)		(28)	95	66
Noncontrolling Interests (net of taxes of $2) (7)	0.02	—		—		—		—		17	—	17
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$2.46	$514		$326		$279		$429		$1,020	$(165)	$2,403

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 134.1% and 48.1% for the nine months ended September 30, 2020 and 2019, respectively.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(2)In 2019, primarily reflects the impairment of equity method investments in certain distributed energy companies. The impact of such impairment net of noncontrolling interest is $0.02. In 2020, reflects an impairment at ComEd in the second quarter of 2020 related to the acquisition of transmission assets and an impairment in the New England asset group in the third quarter of 2020.
(3)In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO, and a gain on the sale of certain wind assets. In 2020, primarily reflects one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(4)Primarily represents reorganization and severance costs related to cost management programs.
(5)In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.
(6)Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(7)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(8)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(9)Reflects the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(10)Reflects costs related to the acquisition of Electricite de France SA's (EDF) interest in CENG.
(11)For ComEd, reflects increased electric distribution and energy efficiency revenues (due to higher rate base and higher fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). For BGE, reflects rate increases partially offset by decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020. For PHI, reflects decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020 partially offset by rate increases.
(12)Primarily reflects the permanent cease of generation operations at TMI in September 2019 and an increase in nuclear outage days.
(13)Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.
(14)Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, and Other Power Regions, partially offset by increased revenues in New York.
(15)Primarily reflects the approval of the New Jersey ZEC Program in the second quarter of 2019.
(16)Primarily reflects reduction in load due to mild weather in the first quarter of 2020 and COVID-19, partially offset by higher portfolio optimization.
(17)For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI, lower labor costs resulting from previous cost management programs, and lower contracting costs.
(18)Primarily reflects an increase in the number of nuclear outage days in 2020, excluding Salem.
(19)For ComEd, primarily reflects decreased storm costs as a result of the August 2020 storm costs being reclassified to a regulatory asset. For PECO, primarily reflects increased storm costs primarily related to the June and August 2020 storms and an increase in credit loss expense. For PHI, primarily reflects increased storm costs primarily related to the August 2020 storms and an increase in credit loss expense, partially offset by decreases in various expenses. For Generation, primarily reflects decreased travel costs as a result of COVID-19 and a decrease in planned nuclear outage days at Salem in 2020 partially offset by increase in credit loss expense that includes the impacts of COVID-19.
(20)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA and increased amortization related to the August 2020 storm regulatory asset. For Generation, reflects a decrease primarily due to the extension of the Peach Bottom license.
(21)For Generation, includes an interest benefit related to a one-time income tax settlement.
(22)For PECO, primarily reflects increased tax repairs primarily attributable to storms. For BGE and PHI, reflects the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020. For Generation, primarily reflects one-time income tax settlements and an increase in tax credits.
(23)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(24)For Generation, primarily reflects higher realized NDT fund gains.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,853	$(37)	(b)	$8,929	$(77)	(b)
Operating expenses
Purchased power and fuel	3,614	194	(b),(c)	3,952	(63)	(b),(c)
Operating and maintenance	2,732	(718)	(c),(d),(e),(f),(g),(h),(i)	2,072	18	(c),(d),(e),(f),(i)
Depreciation and amortization	1,289	(262)	(c)	1,083	(96)	(c)
Taxes other than income taxes	452	—		452	—
Total operating expenses	8,087			7,559
Gain (loss) on sales of assets and businesses	3	—		(17)	18	(c)
Operating income	769			1,353
Other income and (deductions)
Interest expense, net	(404)	8	(b)	(409)	14	(b)
Other, net	421	(333)	(j)	158	(75)	(c),(j)
Total other income and (deductions)	17			(251)
Income before income taxes	786			1,102
Income taxes	216	(34)	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k)	172	33	(b),(c),(d),(e),(f),(i),(j),(k)
Equity in losses of unconsolidated affiliates	(1)	—		(170)	164	(f)
Net income	569			760
Net income (loss) attributable to noncontrolling interests	68	(57)	(l)	(12)	24	(l)
Net income attributable to common shareholders	$501			$772
Effective tax rate(m)	27.5%			15.6%
Earnings per average common share
Basic	$0.51			$0.79
Diluted	$0.51			$0.79
Average common shares outstanding
Basic	976			973
Diluted	977			974
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2020, adjustment to exclude primarily one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2019, adjustment to exclude primarily accelerated depreciation and amortization expenses associated with the early retirement of TMI nuclear facility and certain fossil sites, a charge associated with a remeasurement of TMI ARO, and the loss on sale of Oyster Creek to Holtec.
(d)Adjustment to exclude reorganization and severance costs related to cost management programs.
(e)Adjustment to exclude changes in environmental liabilities.
(f)In 2020, adjustment to exclude primarily an impairment in the New England asset group. In 2019, adjustment to exclude primarily the impairment of equity method investments in certain distributed energy companies.
(g)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(h)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF) interest in CENG.
(i)In 2020, adjustment to exclude ARO updates. In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.
(j)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(k)Adjustment to exclude primarily adjustments to deferred income taxes due to changes in forecasted apportionment.
(l)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of the impairment of equity investments in distributed energy companies, partially offset by the impact of Generation's annual nuclear ARO update and unrealized gains on NDT fund investments for CENG units.
(m)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 15.0% and 18.3% for the three months ended September 30, 2020 and 2019, respectively.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$24,925	$(238)	(b)	$26,096	$(64)	(b)
Operating expenses
Purchased power and fuel	10,406	210	(b),(c)	11,731	(160)	(b),(c)
Operating and maintenance	7,370	(1,023)	(c),(d),(e),(f),(g),(h),(i),(j)	6,419	70	(c),(d),(e),(f),(j),(n)
Depreciation and amortization	3,312	(275)	(c)	3,237	(294)	(c)
Taxes other than income taxes	1,299	—		1,316	—
Total operating expenses	22,387			22,703
Gain on sales of assets and businesses	16	(4)	(b),(c)	19	(15)	(c)
Operating income	2,554			3,412
Other income and (deductions)
Interest expense, net	(1,241)	48	(b)	(1,221)	42	(b)
Other, net	352	(22)	(k)	837	(501)	(b),(c),(k)
Total other income and (deductions)	(889)			(384)
Income before income taxes	1,665			3,028
Income taxes	141	87	(b),(c),(d),(e),(f),(g),(i),(k),(l)	626	(98)	(b),(c),(d),(e),(f),(j),(k),(l),(n)
Equity in losses of unconsolidated affiliates	(5)	—		(182)	164	(f)
Net income	1,519			2,220
Net (loss) income attributable to noncontrolling interests	(85)	(15)	(m)	56	(58)	(m)
Net income attributable to common shareholders	$1,604			$2,164
Effective tax rate(o)	8.5%			20.7%
Earnings per average common share
Basic	$1.64			$2.23
Diluted	$1.64			$2.22
Average common shares outstanding
Basic	976			972
Diluted	976			973
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2020, adjustment to exclude primarily one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2019, adjustment to exclude primarily accelerated depreciation and amortization expenses associated with the early retirement of TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of TMI ARO, and a gain on the sale of certain wind assets.
(d)Adjustment to exclude reorganization and severance costs related to cost management programs.
(e)Adjustment to exclude changes in environmental liabilities.
(f)In 2020, adjustment to exclude an impairment at ComEd in the second quarter of 2020 related to the acquisition of transmission assets and an impairment in the New England asset group in the third quarter of 2020. In 2019, adjustment to exclude the impairment of equity method investments in certain distributed energy companies.
(g)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(h)Adjustment to exclude the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(i)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF) interest in CENG.
(j)In 2020, adjustment to exclude various ARO updates. In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.
(k)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(l)Adjustment to exclude primarily adjustments to deferred income taxes due to changes in forecasted apportionment.
(m)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies.
(n)Adjustment to exclude litigation settlement gain.
(o)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 9.0% and 18.4% for the nine months ended September 30, 2020 and 2019, respectively.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,643	$—		$1,583	$—
Operating expenses
Purchased power and fuel	606	—		577	—
Operating and maintenance	321	—		340	—
Depreciation and amortization	294	—		259	—
Taxes other than income taxes	81	—		80	—
Total operating expenses	1,302			1,256
Gain of sale of assets	—	—		1	—
Operating income	341			328
Other income and (deductions)
Interest expense, net	(95)	—		(91)	—
Other, net	10	—		8	—
Total other income and (deductions)	(85)			(83)
Income before income taxes	256			245
Income taxes	60	—		45	—
Net income	$196			$200

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,499	$—		$4,342	$—
Operating expenses
Purchased power and fuel	1,557	—		1,469	—
Operating and maintenance	1,173	(215)	(b),(c)	967	—
Depreciation and amortization	841	—		767	—
Taxes other than income taxes	227	—		228	—
Total operating expenses	3,798			3,431
Gain on sales of assets	—	—		4	—
Operating income	701			915
Other income and (deductions)
Interest expense, net	(287)	—		(268)	—
Other, net	32	—		27	—
Total other income and (deductions)	(255)			(241)
Income before income taxes	446			674
Income taxes	142	4	(b)	130	—
Net income	$304			$544
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude an impairment related to the acquisition of transmission assets.
(c)Adjustment to exclude the payments that ComEd will make under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$813	$—		$778	$—
Operating expenses
Purchased power and fuel	269	—		246	—
Operating and maintenance	251	(4)	(b)	219	(1)	(b)
Depreciation and amortization	85	—		83	—
Taxes other than income taxes	53	—		47	—
Total operating expenses	658			595
Operating income	155			183
Other income and (deductions)
Interest expense, net	(39)	—		(33)	—
Other, net	6	—		4	—
Total other income and (deductions)	(33)			(29)
Income before income taxes	122			154
Income taxes	(16)	1	(b)	14	—
Net income	$138			$140

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,306	$—		$2,333	$—
Operating expenses
Purchased power and fuel	768	—		767	—
Operating and maintenance	742	(13)	(b)	643	(3)	(b)
Depreciation and amortization	259	—		247	—
Taxes other than income taxes	131	—		126	—
Total operating expenses	1,900			1,783
Operating income	406			550
Other income and (deductions)
Interest expense, net	(108)	—		(100)	—
Other, net	12	—		11	—
Total other income and (deductions)	(96)			(89)
Income before income taxes	310			461
Income taxes	(7)	4	(b)	51	1	(b)
Net income	$317			$410
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude reorganization costs related to cost management programs and direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$731	$—		$703	$—
Operating expenses
Purchased power and fuel	250	—		235	—
Operating and maintenance	191	(1)	(b),(c)	196	(1)	(b)
Depreciation and amortization	133	—		116	—
Taxes other than income taxes	68	—		65	—
Total operating expenses	642			612
Operating income	89			91
Other income and (deductions)
Interest expense, net	(34)	—		(31)	—
Other, net	6	—		7	—
Total other income and (deductions)	(28)			(24)
Income before income taxes	61			67
Income taxes	8	—		12	—
Net income	$53			$55

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,284	$—		$2,327	$—
Operating expenses
Purchased power and fuel	731	—		804	—
Operating and maintenance	567	(8)	(b),(c)	569	(3)	(b)
Depreciation and amortization	405	—		368	—
Taxes other than income taxes	200	—		195	—
Total operating expenses	1,903			1,936
Operating income	381			391
Other income and (deductions)
Interest expense, net	(99)	—		(89)	—
Other, net	17	—		18	—
Total other income and (deductions)	(82)			(71)
Income before income taxes	299			320
Income taxes	26	2	(b),(c)	59	1	(b)
Net income	$273			$261
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude reorganization costs related to cost management programs.
(c)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,368	$—		$1,380	$—
Operating expenses
Purchased power and fuel	506	—		519	—
Operating and maintenance	275	(7)	(b),(c),(d)	290	(25)	(e)
Depreciation and amortization	200	—		193	—
Taxes other than income taxes	121	—		122	—
Total operating expenses	1,102			1,124
Operating income	266			256
Other income and (deductions)
Interest expense, net	(67)	—		(66)	—
Other, net	16	—		13	—
Total other income and (deductions)	(51)			(53)
Income before income taxes	215			203
Income taxes	(1)	3	(b),(c),(d),(f)	14	5	(e),(f)
Net income	$216			$189

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,554	$—		$3,700	$—
Operating expenses
Purchased power and fuel	1,316	—		1,391	—
Operating and maintenance	813	(17)	(b),(c),(d)	811	(28)	(e)
Depreciation and amortization	585	—		562	—
Taxes other than income taxes	343	—		342	—
Total operating expenses	3,057			3,106
Gain on sales of assets	2	—		—	—
Operating income	499			594
Other income and (deductions)
Interest expense, net	(201)	—		(197)	—
Other, net	42	—		39	—
Total other income and (deductions)	(159)			(158)
Income before income taxes	340			436
Income taxes	(77)	6	(b),(c),(d),(f)	25	6	(e),(f)
Equity in earnings of unconsolidated affiliates	1			1
Net income	$418			$412
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude reorganization and severance costs related to cost management programs.
(c)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(d)Adjustment to exclude an ARO update.
(e)Adjustment to exclude an increase at Pepco related primarily to an increase in environmental liabilities.
(f)Adjustment to exclude deferred income taxes due to changes in forecasted apportionment.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,659	$(37)	(b)	$4,774	$(77)	(b)
Operating expenses
Purchased power and fuel	2,314	194	(b),(c)	2,651	(63)	(b),(c)
Operating and maintenance	1,737	(706)	(c),(d),(e),(f),(g),(h),(i)	1,087	33	(c),(d),(f),(g),(h)
Depreciation and amortization	558	(262)	(c)	407	(96)	(c)
Taxes other than income	118	—		129	—
Total operating expenses	4,727			4,274
Loss on sales of assets and businesses	—	—		(18)	18	(c)
Operating income	(68)			482
Other income and (deductions)
Interest expense, net	(80)	(2)	(b)	(109)	4	(b)
Other, net	367	(333)	(j)	128	(75)	(c),(j)
Total other income and (deductions)	287			19
Income before income taxes	219			501
Income taxes	100	52	(b),(c),(d),(e),(f),(h),(i),(j),(k)	87	41	(b),(c),(d),(f),(g),(k),(j)
Equity in losses of unconsolidated affiliates	(2)	—		(170)	164	(f)
Net income	117			244
Net income (loss) attributable to noncontrolling interests	68	(57)	(l)	(13)	24	(l)
Net income attributable to membership interest	$49			$257

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$13,272	$(238)	(b)	$14,280	$(64)	(b)
Operating expenses
Purchased power and fuel	6,961	210	(b),(c)	8,148	(160)	(b),(c)
Operating and maintenance	4,188	(773)	(c),(d),(e),(f),(g),(h),(i)	3,570	92	(c),(d),(f),(g),(h),(m)
Depreciation and amortization	1,161	(275)	(c)	1,221	(294)	(c)
Taxes other than income taxes	364	—		394	—
Total operating expenses	12,674			13,333
Gain on sales of assets and businesses	12	(4)	(b),(c)	15	(15)	(c)
Operating income	610			962
Other income and (deductions)
Interest expense, net	(277)	10	(b)	(336)	20	(b)
Other, net	199	(22)	(j)	729	(501)	(b),(c)
Total other income and (deductions)	(78)			393
Income before income taxes	532			1,355
Income taxes	41	149	(b),(c),(d),(e),(f),(h),(i),(j),(k)	388	(97)	(b),(c),(d),(f),(g),(j),(k),(m)
Equity in losses of unconsolidated affiliates	(6)	—		(183)	164	(f)
Net income	485			784
Net (loss) income attributable to noncontrolling interests	(85)	(15)	(l)	56	(58)	(l)
Net income attributable to membership interest	$570			$728
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2020, adjustment to exclude primarily one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2019, adjustment to exclude primarily accelerated depreciation and amortization expenses associated with the early retirement of TMI, a charge associated with a remeasurement of the TMI ARO, and the loss on sale of Oyster Creek to Holtec. For the nine months ended September 30, 2019, adjustment to also exclude net realized gains related to Oyster Creek's NDT fund investments.
(d)Adjustment to exclude reorganization and severance costs related to cost management programs.
(e)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF) interest in CENG.
(f)In 2020, adjustment to exclude primarily an impairment in the New England asset group. In 2019, adjustment to exclude primarily the impairment of equity method investments in certain distributed energy companies.
(g)In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.
(h)Adjustment to exclude changes in environmental liabilities.
(i)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(j)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(k)Adjustment to exclude primarily adjustments to deferred income taxes due to changes in forecasted apportionment.
(l)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of the impairment of equity investments in distributed energy companies, partially offset by the impact of Generation's annual nuclear ARO update and unrealized gains on NDT fund investments for CENG units.
(m)Adjustment to exclude litigation settlement gain.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(361)	$—		$(289)	$—
Operating expenses
Purchased power and fuel	(331)	—		(276)	—
Operating and maintenance	(43)	—		(60)	12	(e)
Depreciation and amortization	19	—		25	—
Taxes other than income taxes	11	—		9	—
Total operating expenses	(344)			(302)
Gain on sales of assets and businesses	3	—		—	—
Operating (loss) income	(14)			13
Other income and (deductions)
Interest expense, net	(89)	10	(d)	(79)	10	(d)
Other, net	16	—		(2)	—
Total other income and (deductions)	(73)			(81)
Loss before income taxes	(87)			(68)
Income taxes	65	(90)	(d),(e)	—	(13)	(d),(e)
Equity in earnings of unconsolidated affiliates	1	—		—	—
Net loss	(151)			(68)
Net income attributable to noncontrolling interests	—			1
Net loss attributable to common shareholders	$(151)			$(69)

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(990)	$—		$(886)	$—
Operating expenses
Purchased power and fuel	(927)	—		(848)	—
Operating and maintenance	(113)	3	(c)	(141)	12	(e)
Depreciation and amortization	61	—		72	—
Taxes other than income taxes	34	—		31	—
Total operating expenses	(945)			(886)
Loss on sales of assets	2	—		—	—
Operating loss	(43)			—
Other income and (deductions)
Interest expense, net	(269)	38	(d),(e)	(231)	22	(d)
Other, net	50	—		13	—
Total other income and (deductions)	(219)			(218)
Loss before income taxes	(262)			(218)
Income taxes	16	(78)	(c),(d),(e)	(27)	(9)	(d),(e)
Net loss	(278)			(191)
Net loss attributable to common shareholders	$(278)			$(191)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)Adjustment to exclude reorganization costs related to cost management programs.
(d)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)Adjustment to exclude primarily deferred income taxes due to changes in forecasted apportionment.

ComEd Statistics
Three Months Ended September 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	9,022	8,453	6.7%	(2.8)%	$920	$865	6.4%
Small commercial & industrial	7,809	8,453	(7.6)%	(9.5)%	379	393	(3.6)%
Large commercial & industrial	6,949	7,437	(6.6)%	(8.0)%	135	141	(4.3)%
Public authorities & electric railroads	235	279	(15.8)%	(15.9)%	10	12	(16.7)%
Other(b)	—	—	n/a	n/a	234	222	5.4%
Total rate-regulated electric revenues(c)	24,015	24,622	(2.5)%	(6.9)%	1,678	1,633	2.8%
Other Rate-Regulated Revenues(d)					(35)	(50)	(30.0)%
Total Electric Revenues					$1,643	$1,583	3.8%
Purchased Power					$606	$577	5.0%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	58	11	97	427.3%	(40.2)%
Cooling Degree-Days	923	785	641	17.6%	44.0%

Nine Months Ended September 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	21,928	20,737	5.7%	(0.3)%	$2,389	$2,221	7.6%
Small commercial & industrial	21,803	23,518	(7.3)%	(7.6)%	1,067	1,103	(3.3)%
Large commercial & industrial	19,619	20,859	(5.9)%	(6.2)%	388	399	(2.8)%
Public authorities & electric railroads	744	906	(17.9)%	(17.6)%	33	35	(5.7)%
Other(b)	—	—	n/a	n/a	663	660	0.5%
Total rate-regulated electric revenues(c)	64,094	66,020	(2.9)%	(5.0)%	4,540	4,418	2.8%
Other Rate-Regulated Revenues(d)					(41)	(76)	(46.1)%
Total Electric Revenues					$4,499	$4,342	3.6%
Purchased Power					$1,557	$1,469	6.0%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	3,541	4,132	3,972	(14.3)%	(10.9)%
Cooling Degree-Days	1,286	948	882	35.7%	45.8%

Number of Electric Customers	2020	2019
Residential	3,685,192	3,658,796
Small Commercial & Industrial	386,428	383,838
Large Commercial & Industrial	1,977	1,973
Public Authorities & Electric Railroads	4,870	4,842
Total	4,078,467	4,049,449
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $15 million and $4 million for the three months ended September 30, 2020 and 2019, respectively, and $31 million and $13 million for the nine months ended September 30, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended September 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	4,477	4,106	9.0%	6.4%	$518	$479	8.1%
Small commercial & industrial	2,017	2,203	(8.4)%	(9.4)%	104	109	(4.6)%
Large commercial & industrial	3,791	4,109	(7.7)%	(8.3)%	66	63	4.8%
Public authorities & electric railroads	145	183	(20.8)%	(20.8)%	7	9	(22.2)%
Other(b)	—	—	n/a	n/a	58	63	(7.9)%
Total rate-regulated electric revenues(c)	10,430	10,601	(1.6)%	(3.2)%	753	723	4.1%
Other Rate-Regulated Revenues(d)					6	(7)	(185.7)%
Total Electric Revenues					759	716	6.0%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	2,121	2,109	0.6%	(4.3)%	32	38	(15.8)%
Small commercial & industrial	2,157	1,901	13.5%	12.7%	16	17	(5.9)%
Large commercial & industrial	9	10	(10.0)%	(13.4)%	—	—	n/a
Transportation	5,269	5,395	(2.3)%	(4.2)%	6	5	20.0%
Other(f)	—	—	n/a	n/a	1	2	(50.0)%
Total rate-regulated natural gas revenues(g)	9,556	9,415	1.5%	(1.1)%	55	62	(11.3)%
Other Rate-Regulated Revenues(d)					(1)	—	n/a
Total Natural Gas Revenues					54	62	(12.9)%
Total Electric and Natural Gas Revenues					$813	$778	4.5%
Purchased Power and Fuel					$269	$246	9.3%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	37	2	26	1,750.0%	42.3%
Cooling Degree-Days	1,128	1,143	1,004	(1.3)%	12.4%

Nine Months Ended September 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	10,874	10,568	2.9%	4.5%	$1,277	$1,231	3.7%
Small commercial & industrial	5,493	6,093	(9.8)%	(8.4)%	291	304	(4.3)%
Large commercial & industrial	10,393	11,449	(9.2)%	(8.9)%	174	163	6.7%
Public authorities & electric railroads	407	560	(27.3)%	(27.2)%	21	23	(8.7)%
Other(b)	—	—	n/a	n/a	171	186	(8.1)%
Total rate-regulated electric revenues(c)	27,167	28,670	(5.2)%	(4.2)%	1,934	1,907	1.4%
Other Rate-Regulated Revenues(d)					14	(6)	(333.3)%
Total Electric Revenues					1,948	1,901	2.5%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	25,867	26,678	(3.0)%	0.7%	252	285	(11.6)%
Small commercial & industrial	13,020	16,585	(21.5)%	(8.0)%	86	122	(29.5)%
Large commercial & industrial	20	46	(56.5)%	(16.5)%	—	1	(100.0)%
Transportation	17,553	19,087	(8.0)%	(6.9)%	18	18	—%
Other(f)	—	—	n/a	n/a	3	5	(40.0)%
Total rate-regulated natural gas revenues(g)	56,460	62,396	(9.5)%	(3.8)%	359	431	(16.7)%
Other Rate-Regulated Revenues(d)					(1)	1	100.0%
Total Natural Gas Revenues					358	432	(17.1)%
Total Electric and Natural Gas Revenues					$2,306	$2,333	(1.2)%
Purchased Power and Fuel					$768	$767	0.1%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,594	2,704	2,876	(4.1)%	(9.8)%
Cooling Degree-Days	1,504	1,570	1,391	(4.2)%	8.1%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,505,080	1,489,046	Residential	490,158	484,676
Small Commercial & Industrial	154,183	153,400	Small Commercial & Industrial	44,138	43,869
Large Commercial & Industrial	3,105	3,104	Large Commercial & Industrial	5	2
Public Authorities & Electric Railroads	10,149	9,775	Transportation	715	735
Total	1,672,517	1,655,325	Total	535,016	529,282
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended September 30, 2020 and 2019, respectively, and $6 million and $4 million for the nine months ended September 30, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended September 30, 2020 and 2019, and $1 million and less than $1 million for the nine months ended September 30, 2020 and 2019, respectively.

BGE Statistics
Three Months Ended September 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,919	3,697	6.0%	6.4%	$389	$352	10.5%
Small commercial & industrial	756	800	(5.5)%	(6.4)%	65	64	1.6%
Large commercial & industrial	3,580	3,876	(7.6)%	(6.7)%	113	116	(2.6)%
Public authorities & electric railroads	51	66	(22.7)%	(24.2)%	7	7	—%
Other(b)	—	—	n/a	n/a	78	82	(4.9)%
Total rate-regulated electric revenues(c)	8,306	8,439	(1.6)%	(1.3)%	652	621	5.0%
Other Rate-Regulated Revenues(d)					(6)	(2)	200.0%
Total Electric Revenues					646	619	4.4%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	2,520	2,289	10.1%	6.4%	55	49	12.2%
Small commercial & industrial	862	836	3.1%	1.8%	9	9	—%
Large commercial & industrial	7,971	8,960	(11.0)%	(11.6)%	21	20	5.0%
Other(f)	1,417	1,160	22.2%	—	3	5	(40.0)%
Total rate-regulated natural gas revenues(g)	12,770	13,245	(3.6)%	(7.2)%	88	83	6.0%
Other Rate-Regulated Revenues(d)					(3)	1	(400.0)%
Total Natural Gas Revenues					85	84	1.2%
Total Electric and Natural Gas Revenues					$731	$703	4.0%
Purchased Power and Fuel					$250	$235	6.4%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	69	26	74	165.4%	(6.8)%
Cooling Degree-Days	751	753	601	(0.3)%	25.0%

Nine Months Ended September 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	9,807	9,805	—%	6.4%	$1,034	$1,019	1.5%
Small commercial & industrial	2,035	2,238	(9.1)%	(5.1)%	183	193	(5.2)%
Large commercial & industrial	9,657	10,567	(8.6)%	(7.2)%	311	335	(7.2)%
Public authorities & electric railroads	157	192	(18.2)%	(20.0)%	20	20	—%
Other(b)	—	—	n/a	n/a	233	242	(3.7)%
Total rate-regulated electric revenues(c)	21,656	22,802	(5.0)%	(1.4)%	1,781	1,809	(1.5)%
Other Rate-Regulated Revenues(d)					(18)	8	(325.0)%
Total Electric Revenues					1,763	1,817	(3.0)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	26,394	28,170	(6.3)%	8.8%	342	327	4.6%
Small commercial & industrial	6,241	6,417	(2.7)%	10.3%	55	55	—%
Large commercial & industrial	28,236	33,247	(15.1)%	(10.6)%	96	93	3.2%
Other(f)	5,095	4,060	25.5%	n/a	16	19	(15.8)%
Total rate-regulated natural gas revenues(g)	65,966	71,894	(8.2)%	(0.5)%	509	494	3.0%
Other Rate-Regulated Revenues(d)					12	16	(25.0)%
Total Natural Gas Revenues					521	510	2.2%
Total Electric and Natural Gas Revenues					$2,284	$2,327	(1.8)%
Purchased Power and Fuel					$731	$804	(9.1)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,499	2,750	2,961	(9.1)%	(15.6)%
Cooling Degree-Days	998	1,073	861	(7.0)%	15.9%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,187,498	1,174,188	Residential	644,872	636,030
Small Commercial & Industrial	114,038	114,301	Small Commercial & Industrial	38,173	38,129
Large Commercial & Industrial	12,428	12,296	Large Commercial & Industrial	6,083	6,005
Public Authorities & Electric Railroads	267	264	Total	689,128	680,164
Total	1,314,231	1,301,049
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes revenues from transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $2 million for the three months ended September 30, 2020 and 2019, respectively, and $9 million and $5 million for the nine months ended September 30, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $3 million and $4 million for the three months ended September 30, 2020 and 2019, respectively, and $7 million and $13 million for the nine months ended September 30, 2020 and 2019, respectively.

Pepco Statistics
Three Months Ended September 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	2,532	2,451	3.3%	7.9%	$307	$311	(1.3)%
Small commercial & industrial	308	356	(13.5)%	(11.7)%	36	41	(12.2)%
Large commercial & industrial	3,615	4,121	(12.3)%	(10.6)%	195	222	(12.2)%
Public authorities & electric railroads	148	263	(43.7)%	(43.7)%	8	11	(27.3)%
Other(b)	—	—	n/a	n/a	47	58	(19.0)%
Total rate-regulated electric revenues(c)	6,603	7,191	(8.2)%	(5.8)%	593	643	(7.8)%
Other Rate-Regulated Revenues(d)					18	(1)	(1,900.0)%
Total Electric Revenues					$611	$642	(4.8)%
Purchased Power					$163	$181	(9.9)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	30	—	11	n/a	172.7%
Cooling Degree-Days	1,211	1,334	1,148	(9.2)%	5.5%

Nine Months Ended September 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,270	6,424	(2.4)%	1.9%	$779	$792	(1.6)%
Small commercial & industrial	870	1,014	(14.2)%	(12.4)%	101	114	(11.4)%
Large commercial & industrial	9,918	11,226	(11.7)%	(10.2)%	558	633	(11.8)%
Public authorities & electric railroads	501	629	(20.3)%	(20.0)%	25	27	(7.4)%
Other(b)	—	—	n/a	n/a	166	166	—%
Total rate-regulated electric revenues(c)	17,559	19,293	(9.0)%	(6.6)%	1,629	1,732	(5.9)%
Other Rate-Regulated Revenues(d)					21	16	31.3%
Total Electric Revenues					$1,650	$1,748	(5.6)%
Purchased Power					$467	$513	(9.0)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,140	2,236	2,453	(4.3)%	(12.8)%
Cooling Degree-Days	1,665	1,933	1,654	(13.9)%	0.7%

Number of Electric Customers	2020	2019
Residential	828,578	814,412
Small Commercial & Industrial	53,813	54,130
Large Commercial & Industrial	22,485	22,240
Public Authorities & Electric Railroads	167	158
Total	905,043	890,940
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $2 million for the three months ended September 30, 2020 and 2019, respectively, and $6 million and $5 million for the nine months ended September 30, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended September 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,635	1,540	6.2%	7.9%	$193	$178	8.4%
Small commercial & industrial	621	659	(5.8)%	(4.9)%	45	48	(6.3)%
Large commercial & industrial	1,064	1,229	(13.4)%	(12.9)%	21	26	(19.2)%
Public authorities & electric railroads	10	11	(9.1)%	(13.1)%	3	3	—%
Other(b)	—	—	n/a	n/a	44	50	(12.0)%
Total rate-regulated electric revenues(c)	3,330	3,439	(3.2)%	(2.2)%	306	305	0.3%
Other Rate-Regulated Revenues(d)					8	(6)	(233.3)%
Total Electric Revenues					314	299	5.0%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	441	403	9.4%	(11.1)%	11	9	22.2%
Small commercial & industrial	339	386	(12.2)%	(20.8)%	6	4	50.0%
Large commercial & industrial	402	407	(1.2)%	(1.2)%	1	1	—%
Transportation	1,231	1,212	1.6%	—%	3	4	(25.0)%
Other(g)	—	—	n/a	n/a	2	2	—%
Total rate-regulated natural gas revenues	2,413	2,408	0.2%	(5.7)%	23	20	15.0%
Other Rate-Regulated Revenues(f)					—	—	n/a
Total Natural Gas Revenues					23	20	15.0%
Total Electric and Natural Gas Revenues					$337	$319	5.6%
Purchased Power and Fuel					$131	$127	3.1%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	47	8	30	487.5%	56.7%
Cooling Degree-Days	1,012	1,050	876	(3.6)%	15.5%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	55	6	39	816.7%	41.0%

Nine Months Ended September 30, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	4,088	4,110	(0.5)%	3.2%	$501	$499	0.4%
Small commercial & industrial	1,581	1,735	(8.9)%	(7.3)%	127	141	(9.9)%
Large commercial & industrial	3,185	3,407	(6.5)%	(5.4)%	66	75	(12.0)%
Public authorities & electric railroads	32	34	(5.9)%	(6.5)%	10	10	—%
Other(b)	—	—	n/a	n/a	148	151	(2.0)%
Total rate-regulated electric revenues(c)	8,886	9,286	(4.3)%	(2.0)%	852	876	(2.7)%
Other Rate-Regulated Revenues(d)					(14)	(5)	180.0%
Total Electric Revenues					838	871	(3.8)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	5,256	5,751	(8.6)%	(3.5)%	68	64	6.3%
Small commercial & industrial	2,567	2,972	(13.6)%	(9.1)%	30	30	—%
Large commercial & industrial	1,265	1,372	(7.8)%	(7.8)%	3	4	(25.0)%
Transportation	4,811	4,905	(1.9)%	(0.7)%	10	11	(9.1)%
Other(g)	—	—	n/a	n/a	5	6	(16.7)%
Total rate-regulated natural gas revenues	13,899	15,000	(7.3)%	(4.1)%	116	115	0.9%
Other Rate-Regulated Revenues(f)					—	1	(100.0)%
Total Natural Gas Revenues					116	116	—%
Total Electric and Natural Gas Revenues					$954	$987	(3.3)%
Purchased Power and Fuel					$379	$399	(5.0)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,551	2,715	2,922	(6.0)%	(12.7)%
Cooling Degree-Days	1,332	1,464	1,222	(9.0)%	9.0%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,664	2,828	3,023	(5.8)%	(11.9)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	471,875	466,972	Residential	126,659	124,944
Small Commercial & Industrial	62,291	61,657	Small Commercial & Industrial	9,885	9,885
Large Commercial & Industrial	1,234	1,418	Large Commercial & Industrial	17	18
Public Authorities & Electric Railroads	610	616	Transportation	160	158
Total	536,010	530,663	Total	136,721	135,005
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended September 30, 2020 and 2019, respectively, and $7 million and $5 million for the nine months ended September 30, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended September 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,533	1,470	4.3%	5.4%	$263	$252	4.4%
Small commercial & industrial	397	431	(7.9)%	(9.1)%	53	58	(8.6)%
Large commercial & industrial	851	938	(9.3)%	(9.6)%	46	49	(6.1)%
Public authorities & electric railroads	9	10	(10.0)%	(5.8)%	3	3	—%
Other(b)	—	—	n/a	n/a	50	56	(10.7)%
Total rate-regulated electric revenues(c)	2,790	2,849	(2.1)%	(1.9)%	415	418	(0.7)%
Other Rate-Regulated Revenues(d)					5	1	400.0%
Total Electric Revenues					$420	$419	0.2%
Purchased Power					$211	$210	0.5%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	58	13	36	346.2%	61.1%
Cooling Degree-Days	989	980	839	0.9%	17.9%

Nine Months Ended September 30, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	3,193	3,182	0.3%	3.1%	$545	$525	3.8%
Small commercial & industrial	967	1,055	(8.3)%	(7.5)%	127	132	(3.8)%
Large commercial & industrial	2,287	2,600	(12.0)%	(11.6)%	131	135	(3.0)%
Public authorities & electric railroads	33	34	(2.9)%	(2.3)%	10	10	—%
Other(b)	—	—	n/a	n/a	159	164	(3.0)%
Total rate-regulated electric revenues(c)	6,480	6,871	(5.7)%	(4.2)%	972	966	0.6%
Other Rate-Regulated Revenues(d)					(20)	—	n/a
Total Electric Revenues					$952	$966	(1.4)%
Purchased Power					$469	$479	(2.1)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	2,618	2,899	3,069	(9.7)%	(14.7)%
Cooling Degree-Days	1,300	1,330	1,143	(2.3)%	13.7%

Number of Electric Customers	2020	2019
Residential	497,222	493,720
Small Commercial & Industrial	61,521	61,376
Large Commercial & Industrial	3,305	3,418
Public Authorities & Electric Railroads	694	676
Total	562,742	559,190
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended September 30, 2020 and 2019, and $3 million and $2 million for the nine months ended September 30, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

Generation Statistics

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,679	15,281	39,630	44,436
Midwest	24,471	23,730	71,929	71,459
New York	6,734	7,204	19,296	20,783
Total Nuclear Generation	44,884	46,215	130,855	136,678
Fossil and Renewables
Mid-Atlantic	304	485	1,864	2,351
Midwest	196	262	852	981
New York	1	3	3	4
ERCOT	4,394	4,500	10,658	10,644
Other Power Regions(b)	2,794	3,135	8,905	8,789
Total Fossil and Renewables	7,689	8,385	22,282	22,769
Purchased Power
Mid-Atlantic	8,252	5,235	17,924	10,359
Midwest	71	124	595	662
ERCOT	1,104	1,329	3,351	3,585
Other Power Regions(b)	14,512	13,006	37,981	36,693
Total Purchased Power	23,939	19,694	59,851	51,299
Total Supply/Sales by Region(d)
Mid-Atlantic(c)	22,235	21,001	59,418	57,146
Midwest(c)	24,738	24,116	73,376	73,102
New York	6,735	7,207	19,299	20,787
ERCOT	5,498	5,829	14,009	14,229
Other Power Regions(b)	17,306	16,141	46,886	45,482
Total Supply/Sales by Region	76,512	74,294	212,988	210,746

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Outage Days(e)
Refueling	17	15	203	145
Non-refueling	4	15	15	43
Total Outage Days	21	30	218	188
__________
(a)Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Includes affiliate sales to PECO, BGE, Pepco, DPL, and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)Reflects a decrease in load due to COVID-19.
(e)Outage days exclude Salem.